UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

MARATHON DIGITAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 NE Third Avenue, Suite 1200 Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

ITEM 1.01 Entry into a Material Definitive Agreement

On December 15, 2023, Marathon Digital Holdings, Inc., a Nevada corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) by and among GC Data Center Parent, LLC, a Delaware limited liability company (“Seller”), GC Data Center Equity Holdings, LLC, a Delaware limited liability company (“Target” and together with its subsidiaries, the “Target Company Group”), solely for purposes of Section 10.18 and Article X thereunder, GC Portfolio Holdings I, LLC, a Delaware limited liability company “Seller Guarantor”), MARA USA Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Buyer”) and, solely for purposes of Section 10.17 and Article X thereunder, the Company. Pursuant to the Purchase Agreement and subject to the terms and conditions set forth therein, (a) Buyer will purchase from Seller 100% of the issued and outstanding equity interests of the Target (the “Transaction”), and (b) the Company will unconditionally and irrevocably guarantee all of Buyer’s liabilities and obligations under the Purchase Agreement, including, as, if and to the extent due, Buyer’s liabilities and obligations under the Purchase Agreement (the “Limited Guarantee”).

The base purchase price for the Transaction is $178.65 million, subject to customary purchase price adjustments (the “Purchase Price”). Buyer expects to have at the closing of the Transaction (the “Closing”) sufficient cash, available lines of credit or other sources of immediately available funds to pay the Purchase Price in accordance with the terms of the Purchase Agreement and all other amounts to be paid by Buyer thereunder or in connection therewith.

In addition to the Purchase Price, and as further consideration for the Transaction, if, on or prior to the third annual anniversary of the Closing, under certain circumstances, Buyer will be required to pay an earn-out payment (the “Expansion Payment”) to Seller if the Target determines to expand the existing data center facilities operated by the Target (the “Existing Facilities”). The Expansion Payment, if any, shall be in an amount equal to $50,000 multiplied by each megawatt (“MW”) of incremental capacity at the Existing Facilities for which construction has achieved notice to proceed on or prior to the third annual anniversary of the Closing, up to a maximum amount of $15 million.

In addition if, on or prior to the third annual anniversary of the Closing, the Target receives the consent of the Electric Reliability Council of Texas, Inc. (“ERCOT”) to energize (or similar) additional MW of load at its facility in Granbury, TX, Buyer shall be required to pay an earnout in an amount to be determined based on the number of additional MW of load approved.

The Purchase Agreement contains customary representations and warranties made by the parties, and also contains customary covenants and agreements. This includes customary indemnification obligations of Buyer and Seller. Seller Guarantor will unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, all of Seller’s indemnification obligations under the Purchase Agreement.

The closing of the Transaction is subject to customary closing conditions, including (i) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all waiting periods (and any extensions thereof), clearances, approvals or consents (as applicable) under any other antitrust laws applicable to the consummation of the Transactions shall have expired, been terminated or been obtained (as applicable) and remain in full force and effect to the extent applicable, (ii) no governmental authority having enacted, entered, promulgated or enforced any law (that is final, non-appealable, and has not been vacated, withdrawn or overturned) prohibiting or making illegal the consummation of the Transactions and no proceeding having been commenced that would reasonably be expected to result in the foregoing, (iii) the accuracy of each party’s representations and warranties (subject to certain materiality and other exceptions) and (iv) each party’s compliance with or waiver of its covenants and agreements contained in the Purchase Agreement (subject to certain materiality and other exceptions). The closing of the Transaction is not subject to any financing contingency. The Purchase Agreement contains termination rights that could be exercised by Seller and Buyer in certain circumstances. Upon termination of the Purchase Agreement under specified circumstances, Buyer will be required to pay Seller a reverse termination fee of $9,012,500. At Closing, the Existing Facilities will be operated by a third-party operator.

This summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The representations, warranties and covenants contained in the Purchase Agreement described above were made only for purposes of such agreement and as of the specified dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between those parties instead of establishing particular matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on these representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Seller or the Target Company Group or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreement containing them, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 8.01 Other Events

Press Release

On December 19, 2023, the Company issued a press release announcing the transactions described in this Current report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1†	Purchase and Sale Agreement, dated December 15, 2023, by and among GC Data Center Parent, LLC, GC Data Center Equity Holdings, LLC, GC Portfolio Holdings I, LLC, a Delaware limited liability company, MARA USA Corporation, and Marathon Digital Holdings, Inc.
99.1	Press Release of Marathon Digital Holdings, Inc., dated as of December 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and Item 1.01, Instruction 4 of Form 8-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 18, 2023

MARATHON DIGITAL HOLDINGS, INC.

By:	/s/ Zabi Nowaid
Name:	Zabi Nowaid
Title:	General Counsel